UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

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Aladdin International Inc.
(Name of Registrant as Specified in Its Charter)

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Aladdin International Inc.

117 E. Huntington Dr.

Arcadia, CA 91006

+1(626) 500-5727

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF ALADDIN INTENATIONAL INC.

May 1, 2018

Dear Aladdin international Inc.’s Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of Aladdin international Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on March 23, 2018 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consents”):

•	The approval of an amendment to our articles of incorporation to change the Company’s name to Moregain Pictures Inc.

The Written Consents constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Michael D Antonovich
Michael D Antonovich Chief Executive Officer and Chairman of the Board

Aladdin International Inc.

117 E. Huntington Dr.

Arcadia, CA 91006

+1(626) 500-5727

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Aladdin international Inc.’s (the “Company”) Board of Directors, and by written consent of the holders a majority of the Company’s voting stock of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to change the Company’s name to Moregain Pictures Inc (the “Name Change”). A copy of the Amendment is attached to this Information Statement as Exhibit A.

The change of the Company’s name will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to change the Company’s name to Moregain Pictures Inc.

How many shares of Common Stock were outstanding?

On March 23, 2018, the date we received the consent of the holders of more than a majority of our outstanding shares of Common Stock, there were 7,180,199 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 6,270,512 shares or approximately 87.33% of our outstanding shares of Common Stock. Our officers and directors own approximately 87.33% of our outstanding Common Stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $5,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our articles of incorporation (the “Amendment”) to change the Company’s name to Moregain Pictures Inc.

The Amendment, which will be in the form of Exhibit A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Name Change

Upon filing with the Nevada Secretary of State, the Amendment will effect an change of the Company’s name to Moregain Pictures Inc.

Purpose of Change of the Company’s Name

The board of directors believes that the name change will better reflect the Company’s focus in developing motion picture, entertainment, and media business.

Effect of Increase in Authorized Common Stock on Current Shareholders

The Name Change will affect all holders of our common stock uniformly. The Name Change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our company.

The Name Change will not change the terms of our common stock. After the Name Change, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable. In addition, we plan to change our stock symbol and CUSIP number as a result of the Name Change. Stockholders will not be requested to surrender for exchange any stock certificates they hold. On and after the effective date of the Amendment and the Name Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment and the Name Change, newly issued stock certificates bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

As of March 23, 2018, we had 7,180,199 shares of Common Stock issued and outstanding, which is the only class of voting securities that would be entitled to vote for directors at a stockholders’ meeting if one were to be held. Each share of Common Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management of the Company:

The following table sets forth the beneficial ownership of our company’s capital stock as of March 23, 2018, by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by persons listed or contained in filings made by them with the SEC or by information provided by such persons directly to us. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o Aladdin international Inc.

Beneficial ownership percentages are calculated based on shares of common stock issued and outstanding and is based on a total of 7,180,199 shares of common stock that were issued and outstanding as of March 23, 2018. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 2018. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Director and Executive Officer:
Michael D Antonovich (1)	6,270,512	87.33%
Sherwood Hu	0	-
Lianne Herrmann	0	-
Total Director and Executive Officer (3 persons)	6,270,512	87.33%

Other 5% Shareholders:
None.

———————

(1)

Indirectly through Moregain Capital Group LLC which Mr. Antonovich has sole control and dispositive power over the shares held by such entity.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

By Order of the Board of Directors

Date: May 1, 2018	By:	/s/ Michael D Antonovich
Michael D Antonovich
Chief Executive Officer and Chairman of the Board

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1. Name of corporation:

Aladdin International Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended in its entirety to read as follows:

The name of the corporation is Moregain Pictures Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 6,270,512

4. Effective date of filing (optional):

5. Signature (required):	/s/ Michael D Antonovich
Michael D Antonovich
Chief Executive Officer and Chairman of the Board